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EXHIBIT 10.1

                             FWRKS ACQUISITION CORP.
                           Oskar-von-Miller Strasse 1
                              85386 Eching, Germany

                                 August 16, 2000


FieldWorks, Incorporated
7631 Anagram Drive
Eden Prairie, MN 55344

Gentlemen:

         Re: Amendment to Purchase and Option Agreement

This letter confirms our agreement with respect to the amendment of the Purchase and Option Agreement dated as of June 29, 2000 (the "Agreement"), between FWRKS Acquisition Corp. ("Purchaser"), and FieldWorks Incorporated (the "Company"). Terms used but not defined herein are used as defined in the Agreement.

         1.       Extension of First Option Expiration Date (Section 1.2).
                  Section 1.2 of the Agreement is hereby amended to extend the expiration date of the First Option from 5:00 P.M., Central Time, on August 15, 2000, to 4:00 P.M., Central Time, on August 16, 2000.

         2. Repayment of Notes and Loans (Section 8.3). Section 8.3 of the Agreement is hereby amended to extend the November 15, 2000 date therein to February 15, 2001.

         3. Termination (Section 20). Section 20(b) of the Agreement is hereby amended to extend the November 15, 2000 date therein to February 15, 2001.

         4.       Definitions (Section 21).

                  a. The definition of "Closing Date" in the Agreement is hereby amended to extend the October 1, 2000 date therein to December 1, 2000, and to extend the November 15, 2000 date therein to February 15, 2001.

                  b. The definition of "Exercise Date" in the Agreement is hereby amended to extend the August 15, 2000 date therein to August 16, 2000.

                  c. The definition of "First Option" in the Agreement is hereby amended to change the price per share from $1.00 to $0.90.
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                  d.       The definition of "First Option Shares" in the
                           Agreement is hereby amended to read in its entirety as follows: `First Option Shares' shall mean 6,000,000 shares of Common Stock.

                  e. The definition of "Second Option Shares" in the Agreement is hereby amended to mean the shares of Series B Preferred Stock and Series C Preferred Stock to be acquired by the Purchaser upon closing of the exercise of the Second Option.

         5. Exercise of First Option. The Purchaser hereby irrevocably exercises the First Option in accordance with Section 1.2 of the Agreement by delivering this letter to the Company, and hereby notifies the Company that the Exercise Date shall be August 16, 2000. The Purchaser further represents that it has previously acquired over 900,000 shares of common stock directly from shareholders of the Company, and that it will not transfer any interest in such shares prior to the Closing Date.

         6. Cancellation of Warrant Shares. The Warrant is hereby cancelled and is and shall be deemed to be null and void, and any reference to the Warrant or the Warrant Shares in the Agreement shall be no force or effect. The Purchaser shall deliver the Warrant to the Company for cancellation at the Closing Date.

         7. Entire Agreement. This letter agreement supplements the existing agreements between the parties reflected in the Agreement and related agreements and agreements referred to therein (all of which shall remain in full force and effect).

         8. Binding Effect. Upon execution of this letter agreement by each of the parties hereto, this letter shall constitute and create, and shall be deemed to constitute and create, legally binding and enforceable obligations on the part of each party to this letter.

                                       -2-
August 16, 2000-A
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If the foregoing terms and conditions are acceptable to you, please so indicate by signing and returning this letter.

                                        Very truly yours,

                                        FWRKS ACQUISITION CORP.



                                        By: /s/ Hannes Niederhauser
                                            ---------------------------------
                                            Hannes Niederhauser
                                            President and Member of
                                            Management Board



                                        By: /s/ Rudi Wieczorek
                                            ---------------------------------
                                            Rudi Wieczorek
                                            Chief Technical Officer and
                                            Member of Management Board

AGREED TO AND ACCEPTED:

FIELDWORKS, INCORPORATED


By: /s/ David G. Mell
    --------------------------------
    David G. Mell
    Chief Executive Officer


                                       -3-
August 16, 2000-A